Exhibit 99.1

SCHEDULE 13D JOINT FILING AGREEMENT

In accordance with the requirements of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, and subject to the limitations set forth therein, the parties set forth below agree to jointly file the Schedule 13D to which this joint filing agreement is attached, and have duly executed this joint filing agreement as of the date set forth below.

Dated: April 3, 2023	Pangaea Two Acquisition Holdings XXIIA Limited

	By:	/s/ Peter Yu
Name: Peter Yu
Title: Authorized Signatory

Dated: April 3, 2023	Pangaea Three Acquisition Holdings IV, Limited

	By:	/s/ Peter Yu
Name: Peter Yu
Title: Authorized Signatory

Dated: April 3, 2023	PANGAEA TWO, LP

	By:	/s/ Peter Yu
Name: Peter Yu
Title: Authorized Signatory

PANGAEA TWO GP, LP
Dated: April 3, 2023
	By:	/s/ Peter Yu
Name: Peter Yu
Title: Authorized Signatory

Dated: April 3, 2023	PANGAEA TWO ADMIN GP, LLC

	By:	/s/ Peter Yu
Name: Peter Yu
Title: Authorized Signatory

Dated: April 3, 2023	PANGAEA THREE-B, LP

	By:	/s/ Peter Yu
Name: Peter Yu
Title: Authorized Signatory

Dated: April 3, 2023	PANGAEA THREE GP, LP

	By:	/s/ Peter Yu
Name: Peter Yu
Title: Authorized Signatory

Dated: April 3, 2023	PANGAEA THREE GLOBAL GP, LLC

	By:	/s/ Peter Yu
Name: Peter Yu
Title: Authorized Signatory

Dated: April 3, 2023	CARTESIAN CAPITAL GROUP, LLC

	By:	/s/ Peter Yu
Name: Peter Yu
Title: Authorized Signatory

Dated: April 3, 2023	PETER YU

	By:	/s/ Peter Yu